Exhibit 23.2



To the Board of Directors
China Housing and Land Development Inc.

Consent of Independent Accountants China Housing and Land Development Inc. Audited Financial Statements December 31, 2006.

We consent to the incorporation in the Annual Report of China Housing and Land Development Inc. on Form 10-KSB of our report dated March 26, 2007 on our audits of the financial statements of China Housing and Land Development Inc. and subsidiary as of December 31, 2006 and for the year then ended, which our reports are incorporated in the Form SB-2.

                            /s/ Moore Stephens Wurth Frazer and Torbet, LLP
                            -----------------------------------------------
                                Moore Stephens Wurth Frazer and Torbet, LLP

                                Walnut, California
                                June 22, 2007